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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): December 6, 1999



                               ALLOY ONLINE, INC.
             (Exact name of registrant as specified in its charter)



                                    000-26023
                                   (Commission
                                  File Number)


                   Delaware                           04-3310676
               (State or other                       (IRS Employer
               jurisdiction of                     Identification No.)
               incorporation)

                            115 WEST 30TH STREET #201
                               NEW YORK, NY 10001

               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (212) 244-4307

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 6, 1999, Alloy Online, Inc.'s ("Alloy") newly created and wholly-owned subsidiary, Alloy Acquisition Corporation, a Delaware corporation, purchased substantially all of the assets and assumed certain liabilities of Celebrity Sightings, LLC ("Celebrity Sightings"), a Delaware limited liability company with a principal place of business in Marina del Rey, California, pursuant to an Asset Purchase Agreement dated as of December 1, 1999 by and among Alloy, Alloy Acquisition Corporation and Celebrity Sightings (the "Purchase Agreement"). Celebrity Sightings operates a leading teen entertainment-based web site destination that combines the elements of an online entertainment magazine with an online community of popular teen stars. Alloy intends to continue the operations of Celebrity Sightings as a subsidiary of Alloy, and to continue the use of the transferred assets to operate a teen entertainment-based web site destination. The transferred assets included cash and cash equivalents, accounts and notes receivables, inventories, equipment, intellectual property rights, furniture and fixtures and leasehold interests and improvements.

In accordance with the Purchase Agreement, Alloy paid and delivered to Celebrity Sightings the following as consideration for the purchase price of the transferred assets: (i) $1,214,000 in cash out of Alloy's working capital, and
(ii) 200,616 shares of Alloy's restricted common stock, $.01 par value per share. The restricted common stock is subject to the restrictions set forth in an Investment Representation and Lockup Agreement among Alloy and Celebrity Sightings. In addition, 20,061 shares of the restricted common stock have been placed in escrow as security for the indemnification obligations of Celebrity Sightings pursuant to an Escrow Agreement by and among Alloy, Alloy Acquisition Corporation, Celebrity Sightings and State Street Bank and Trust Company, as escrow agent. Alloy also incurred approximately $150,000 in expenses. In addition, Alloy Acquisition Corporation assumed liabilities of Celebrity Sightings of approximately $175,000, which amount was comparable to the accounts payable and accrued liabilities set forth in the balance sheet of Celebrity Sightings as of November 30, 1999. The consideration paid by Alloy for the transferred assets was determined through arms-length negotiations between Alloy and Celebrity Sightings.

The description contained herein of the transaction is qualified in its entirety by reference to the Purchase Agreement (Exhibit 2.1), the form of Investment Representation and Lockup Agreement (Exhibit 99.1), the Escrow Agreement (Exhibit 99.2) and press release (Exhibit 99.3), copies of which are attached hereto and incorporated herein by reference.

This report may contain forward-looking statements which reflect Alloy's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in Alloy's Registration Statement on Form S-1 (File No. 333-74159) and the press release filed as Exhibit 99.3 hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than February 20, 2000.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than February 20, 2000.

         (c)      EXHIBITS.


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                  2.1      Asset Purchase Agreement, dated as of December 1,
                           1999, by and among Alloy Online, Inc., Alloy
                           Acquisition Corporation and Celebrity Sightings, LLC.

                  99.1 Form of Investment Representation and Lockup Agreement, dated as of December 1, 1999, by and between Alloy Online, Inc. and Celebrity Sightings, LLC.

                  99.2 Escrow Agreement, dated as of December 1, 1999, by and among Alloy Online, Inc., Alloy Acquisition Corporation, Celebrity Sightings, LLC and State Street Bank and Trust Company, as Escrow Agent.

                  99.3     Alloy's Press Release dated December 6, 1999.

* The table of contents to the Purchase Agreement lists the exhibits and schedules to the Merger Agreement. In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and schedules, except for Exhibits 99.1 and 99.2 attached to this Form 8-K, to the Purchase Agreement have been excluded; such exhibits and/or schedules will be furnished supplementally upon request by the Securities and Exchange Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 21, 1999             ALLOY ONLINE, INC.
                                          (Registrant)



                                     By:   /s/ Matthew C. Diamond
                                           ---------------------------------
                                           Matthew C. Diamond
                                           Chief Executive Officer


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                                  EXHIBIT INDEX



2.1 Asset Purchase Agreement, dated as of December 1, 1999, by and among Alloy Online, Inc., Alloy Acquisition Corporation and Celebrity Sightings, LLC.

99.1 Form of Investment Representation and Lockup Agreement, dated as of December 1, 1999, by and between Alloy Online, Inc. and Celebrity Sightings, LLC.

99.2 Escrow Agreement, dated as of December 1, 1999, by and among Alloy Online, Inc., Alloy Acquisition Corporation, Celebrity Sightings, LLC and State Street Bank and Trust Company, as Escrow Agent.

99.3     Alloy's Press Release dated December 6, 1999.